EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Moody’s Corporation on Form 10-K for the year ended December 31, 2018 as filed with the SEC on the date hereof (the “Report”), I, Raymond W. McDaniel, Jr., certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ RAYMOND W. MCDANIEL, JR.

Raymond W. McDaniel, Jr.
President and Chief Executive Officer

February 22, 2019

MOODY’S 2018 10-K	147